EXHIBIT 99.2

News Release	News Release

Magnum Hunter Resources Agrees to Acquire
Bakken/Three Forks Sanish Properties
in Williston Basin for $311 Million

Proved Reserves of 8.6 MMBOE
Current net production capacity of 1,295 BOPD
50,414 Net Acres - 800 gross drilling locations

FOR IMMEDIATE RELEASE - Houston, TX - (Market Wire) – April 18, 2012 – Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR-PrC and MHR-PrD) (the “Company” or “Magnum Hunter”) announced today that its wholly-owned subsidiary, Bakken  Hunter, LLC (“Bakken Hunter”), has entered into a definitive purchase agreement to acquire certain Williston Basin oil and gas properties from an affiliate of Baytex Energy Corporation (NYSE: BTE) for $311 million in cash. The transaction is expected to close on or about May 22, 2012, with an effective date of March 1, 2012.

The Company currently owns a non-operated 10% working interest in the properties to be acquired and post-closing, will own up to a 47.5% non-operated working interest in the properties. Samson Resources Company is the operator of the properties, and pursuant to the Joint Operating Agreement, has the option under an existing area of mutual interest provision, to participate in the acquisition.

Upon completion of the acquisition and assuming Samson does not participate, Magnum Hunter would acquire 50,414 net mineral acres located primarily in Divide County, North Dakota, which would expand the Company’s total Williston Basin position to over 125,000 net acres. Total proved reserves attributable to the properties being acquired are estimated at 8.6 million BOE and are approximately 93% oil. Current net production capacity is 1,295 Bopd, which includes an estimated 350 Bopd that is behind-pipe or waiting to be completed from wells recently drilled on the leasehold acreage.

Upon closing and dependent upon the ultimate amount of leasehold acquired, Magnum Hunter anticipates raising its upstream capital budget program from $150 million to approximately $225 million. The Company intends to increase capex by approximately $50 million in the Williston Basin region alone, to account for the additional capex anticipated on the acquired properties. Additionally, due to recent success achieved in the Eagle Ford region, an additional $50 million of capital budget will be allocated to this Division. These increases will be offset somewhat by a decrease of $25 million in capex for the Appalachia region due to the lower natural gas prices and the delay in completion of planned third party gas processing facilities until later this year.

Preliminary 2012 Drilling Budget - $150MM	Pro Forma 2012 Drilling Budget - $225MM

Magnum Hunter has received commitment letters from Citigroup Global Markets Inc., Credit Suisse AG, BMO Capital Markets Corp, UBS Securities LLC, and Capital One National Association. for a new $450 million Senior Secured Second Lien Term Loan Facility (the “New Term Loan”) to fund the acquisition, pay off an existing $100 million term loan facility, and to fund anticipated increased capital expenditures.

The Company’s borrowing base under its existing senior bank credit facility, which is currently $235 million, will be adjusted to $212.5 million upon the completion of the New Term Loan facility concurrent with the Baytex properties Closing. This increase in borrowing capacity is prior to completion of the contemplated Baytex properties acquisition (up from $235 million at December 31, 2011) and will be adjusted to $212.5 million, upon the completion of the New Term Loan facility concurrent with the Baytex properties Closing. Post acquisition of the Baytex properties and completion of the New Term Loan, the Company will have an estimated $225 million of liquidity including approximately $100 million from its existing senior bank credit facilities, on a pro forma basis, and an additional $125 million available to be issued in Series D Preferred Stock (non-convertible). The Company intends to ultimately refinance the New Term Loan through a debt financing in the capital markets once its first quarter financial statements are finalized and published.

Management Comments

Mr. Glenn Dawson, President of Williston Hunter, Inc., commented, “This strategic “bolt-on” acquisition in North Dakota increases our technically focused acreage position to a 125,000 net mineral acreage block located in the Williston Basin. We will be transitioning from a previously minor working interest position into a significant growth platform targeting the prolific Sanish-Three Forks Reservoir and emerging middle Bakken trends in this region. Increased capital allocation combined with advancing drilling and completion technology will propel oil production growth for the remainder of 2012 any many years to come for our Division. Williston Hunter's recently executed third party midstream contract to gather and process natural gas liquids will also create current hidden value through material production, reserve and cash-flow additions in 2013.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the SEC, on February 29, 2012. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities described herein, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The securities to be offered have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Magnum Hunter Contact:	Gabe Scott Assistant Vice President - Corporate Development and Assistant Treasurer ir@magnumhunterresources.com (832) 203-4539